Exhibit 10.15
THIRD AMENDMENT TO OFFICE BUILDING LEASE

THIS THIRD AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment” or “Third Amendment”) is made as of August 7, 2012 (the “Effective Date”), by and between HACIENDA PORTFOLIO VENTURE LLC, a Delaware limited liability company (“Landlord”), and ZELTIQ AESTHETICS, INC., formally known as Juniper Medical Inc., a Delaware corporation (“Tenant”).
R E C I T A L S
A.Crosstown Ventures II, LLC, predecessor-in-interest to Landlord, and Tenant, entered into that certain Office Building Lease dated as of December 22, 2006 ("Initial Lease"), as amended by that certain First Amendment to Office Building Lease (the “First Amendment”), by and between Landlord and Tenant, dated as of July 11, 2007, and as further amended by that certain Second Amendment to Office Building Lease (the “Second Amendment”), by and between Landlord and Tenant, dated as of September 24, 2010 (the Initial Lease as amended by the First Amendment and the Second Amendment, the “Lease”) for approximately 42,620 rentable square feet (the “Leased Premises”) consisting of the entire Building located at 4696-4698 Willow Road, Pleasanton, California (Building One).

B.    The term of the Lease is presently scheduled to expire on December 31, 2013. Tenant desires to extend the term of the Lease by a period of twelve (12) months.

C.    Landlord and Tenant desire to amend the Lease as set forth in this Amendment. Any capitalized term used but not defined herein shall have the meaning given to it in the Lease.
NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

A G R E E M E N T
1.    Recitals. The parties hereby confirm the accuracy of the foregoing Recitals which are incorporated herein by this reference.

2.     Term. The term of the Lease is hereby extended by a period of twelve (12) months such that the term expiration date shall be December 31, 2014 (the “Term Expiration Date”).

3.    Base Rent. The Base Rent for the Leased Premises from January 1, 2014 through and including December 31, 2014 shall be as follows:

January 1, 2014 through
December 31, 2014:                 $78,847.00 per month
(which equals $1.85 per rentable
square foot per month)

4.    Base Year. Effective on January 1, 2014, the Base Year for the Leased Premises shall be revised to the calendar year 2014.

5.    Effect of Amendment; Ratification. Except to the extent the Lease is expressly modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant except as are set forth in the Lease and in this Amendment. All negotiations and oral agreements acceptable to both parties have been merged into and are included in the Lease and in this Amendment. It is understood that the Lease and this Amendment supersedes and cancels any and all previous negotiations, arrangements, agreements, understandings, and representations.

6.    Authority. If Tenant is a corporation, partnership, trust or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation; (ii) Tenant has and is duly qualified to do business in the State of California; (iii) Tenant has full corporate, partnership, trust or other appropriate power and authority to enter into this Amendment and to perform all of Tenant's obligations under the Lease, as amended by this Amendment;

and (iv) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.
7.    Representations and Warranties. Tenant hereby represents, warrants and agrees that as of the date hereof: (i) to Tenant's knowledge, there exists no default under the Lease, as amended by this Amendment; (ii) the Lease, as amended by this Amendment, continues to be a legal, valid and binding agreement and obligation of Tenant; (iii) Landlord is not in default under the Lease, as amended by this Amendment; and (iv) Tenant has no offset or defense to its performance or obligations under the Lease, as amended by this Amendment.
8.    Confidentiality Provision. Tenant and its employees and agents agree to keep the terms of this Amendment and all documentary or verbal information concerning the circumstances leading to or surrounding this Amendment absolutely confidential and will not publicize or disclose such confidential information to anyone, except his or her own attorneys, accountants or tax preparers, pursuant to court order, or if advised by legal counsel that such disclosure is legally required.

9.    Brokers. Tenant represents and warrants to Landlord that CB Richard Ellis (“Tenant's Broker”) is the only agent, broker, finder or other similar party with whom Tenant has had any dealing in connection with the negotiation of this Amendment and the consummation of the transaction contemplated hereby. Landlord represents and warrants to Tenant that CB Richard Ellis (“Landlord's Broker”) is the only agent, broker, finder or other similar party with whom Landlord has had any dealing in connection with the negotiation of this Amendment and the consummation of the transaction contemplated hereby. Except for Tenant's Broker and Landlord's Broker, the parties hereby agree to indemnify, defend and hold each other free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of such party in connection with the negotiation of this Amendment and the consummation of this transaction, including any costs, expenses and attorney's fees incurred with respect thereto.

10.    Counterparts; Signatures. This Amendment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature.

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11.    Governing Law. This Amendment and any enforcement of the agreements set forth above shall be governed by and construed in accordance with the laws of the State of California.
IN WITNESS WHEREOF, this Amendment is being executed by the parties on the date set forth above.

"LANDLORD":

HACIENDA PORTFOLIO VENTURE LLC,
a Delaware limited liability company

By:     HACIENDA VENTURE MEMBER, LLC,
a Delaware limited liability company,
                            its Co-Managing Member

By:     PRINCIPAL REAL ESTATE INVESTORS, LLC,
                            a Delaware limited liability company,
                            its authorized signatory

By: /s/Robert T. Klinkner
Name:    Robert T. Klinkner
Title: Assistant Managing Director, Asset Management

By:    EPI HACIENDA LLC,
a California limited liability company,
its Managing Member

By:    ELLIS PARTNERS LLC,
a California limited liability company,
its Manager

By: /s/James F. Ellis
Name: James F. Ellis
Title: Managing Member

"TENANT":

ZELTIQ AESTHETICS, INC.,
a Delaware corporation

By: /s/Sergio Garcia
Name: Sergio Garcia
Title: Senior Vice President, General Counsel & Corporate Secretary